Energia International de CSW, S.A .de C.V.
                               Statement of Income
                 For the Twelve Months Ended September 30, 1999
                                   (Unaudited)
                                    ($000's)



      Equity Earnings in Altamira Project           $ 866

      Total Expenses                                    -

                                                   -------

      Net Income Before Tax                           866

      Income Tax Expense                                -
                                                   -------
      Net Income                                    $ 866
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